EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 9, 2018 relating to our audit of the consolidated financial statements of Two Rivers Water & Farming Company that appear in this Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 9, 2018